Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 8
TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 8, dated as of March 30, 2007 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), FIELDSTONE MORTGAGE COMPANY (a “Seller”) and FIELDSTONE INVESTMENT CORPORATION (a “Seller” and, together with Fieldstone Mortgage Company, the “Sellers”).

RECITALS

The Buyer and the Sellers are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended by that certain Amendment No. 1 to Second Amended and Restated Master Repurchase Agreement, dated as of October 19, 2005, Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement, dated as of February 22, 2006, Amendment No. 3 to Second Amended and Restated Master Repurchase Agreement, dated as of April 27, 2006, Amendment No. 4 to Second Amended and Restated Master Repurchase Agreement, dated as of November 30, 2006, Amendment No. 5 to Second Amended and Restated Master Repurchase Agreement, dated as of December 20, 2006, Amendment No. 6 to Second Amended and Restated Master Repurchase Agreement, dated as of December 29, 2006, and Amendment No. 7 to Second Amended and Restated Master Repurchase Agreement, dated as of January 31, 2007 (as the same may have been amended and supplemented from time to time, the “Existing Repurchase Agreement” and as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. First Amendment Period. For purposes of this Amendment, this Section 1 will be effective only for the period from and including March 30, 2007 through and including the Termination Date (the “First Amendment Period”).

(i) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Alt-A Mortgage Loan,” “Market Value” and “Maximum Aggregate Purchase Price” in their entirety and replacing the same with the following language, which amendment shall be effective solely during the First Amendment Period:

““Alt-A Mortgage Loan” means a Mortgage Loan originated in accordance with the criteria established by Buyer for Alt-A Mortgage Loans, as determined by Buyer in its sole discretion and which has a FICO score of at least 660.”

““Market Value” means, with respect to any Purchased Mortgage Loan as of any date, the whole-loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its good faith discretion. Without limiting the generality of the foregoing, each Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(i) a material breach of a representation, warranty or covenant made by any Seller in this Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing except, with respect to Repurchased Mortgage Loans, those disclosed by such Seller and accepted by the Buyer pursuant to clause (b) of the definition of Repurchased Mortgage Loan;

(ii) a First Payment Default occurs with respect to such Purchased Mortgage Loan;

(iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

(iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

(v) such Purchased Mortgage Loan has been subject to a Transaction for a period of greater than (a) 90 days (unless the Mortgage Loan is an Aged Loan or Repurchased Mortgage Loan) or (b) 120 days with respect to each Aged 90 Day Loan or Repurchased Mortgage Loan or (c) 180 days with respect to each Aged 120 Day Loan or (c) 364 days with respect to each Aged 180 Day Loan;

(vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Wet-Ink Mortgage File has not been delivered to the Custodian on or prior to the eighth Business Day after the related Purchase Date;

(vii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds (i) 40% of the Maximum Aggregate Purchase Price for the first five Business Days and the last five Business Days of each month or (ii) 30% of the Maximum Aggregate Purchase Price for the remainder of the month;

(viii) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $280 million dollars;

(ix) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans and HELOCs that are Purchased Mortgage Loans (other than Portfolio Second Lien Mortgage Loans) exceeds $60 million dollars;

(x) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged 90 Day Loans and Aged 120 Day Loans, combined, that are Purchased Mortgage Loans exceeds $200 million dollars;

(xi) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Negative Amortizations Loans exceeds $4 million;

(xii) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Portfolio Second Lien Mortgage Loans exceeds $150 million (the “Portfolio Second Lien Mortgage Loan Sublimit”);

(xiii) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Portfolio Second Lien Mortgage Loans that are Delinquent Mortgage Loans exceeds 15% of the Portfolio Second Lien Mortgage Loan Sublimit;

(xiv) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Delinquent Mortgage Loans (other than Portfolio Second Lien Mortgage Loans and including Delinquent Mortgage Loans which may be Repurchased Mortgage Loans) exceeds $20 million;

(xv) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Non-Performing Mortgage Loans (including Non-Performing Mortgage Loans which may be Repurchased Mortgage Loans) exceeds $15 million;

(xvi) when added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged 180 Day Loans, Repurchased Mortgage Loans, Reperforming Mortgage Loans, Delinquent Mortgage Loans and Non-Performing Mortgage Loans, combined, exceeds $35 million;

(xvii) such Purchased Mortgage Loan is no longer acceptable for purchase by Buyer (or an Affiliate thereof) under any of the flow purchase or conduit programs for which Sellers then have been approved due to a Requirement of Law relating to consumer credit laws or otherwise.”

““Maximum Aggregate Purchase Price” means FOUR HUNDRED MILLION DOLLARS ($400,000,000).”

SECTION 2. For purposes of this Amendment, this Section 2 will be effective only for the period from and including March 1, 2007 through and including the Termination Date (the “Second Amendment Period,” and together with the First Amendment Period, the “Amendment Periods”).

(i) Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Second Amendment Period:

“(a) Minimum Consolidated Adjusted Tangible Net Worth. The Sellers shall maintain a Consolidated Adjusted Tangible Net Worth of at least $275 million.”

(ii) Section 14(b) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Second Amendment Period:

“(b) Indebtedness to Consolidated Adjusted Tangible Net Worth Ratio. The Sellers’ ratio of consolidated Indebtedness to Consolidated Adjusted Tangible Net Worth shall not exceed 18:1.”

(iii) Section 14(f) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Second Amendment Period:

“(f) Maintenance of Profitability. [Reserved.]”

(iv) Section 14(ee) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Second Amendment Period:

“(ee) Non-Structured Securities Indebtedness to Consolidated Adjusted Tangible Net Worth Ratio. The Sellers’ ratio of consolidated Indebtedness less Structured Securities Debt to Consolidated Adjusted Tangible Net Worth shall not exceed 7:1.”

(v) Section 14(ff) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Second Amendment Period:

“(ff) Maintenance of Liquidity. The Sellers shall maintain cash, Cash Equivalents as well as unencumbered Mortgage Loans held for sale or securitization of at least $20 million; provided, that for the purposes of this requirement, unencumbered Mortgage Loans held for sale or securitization shall represent an amount of not greater than $5 million (of such $20 million).”

SECTION 3. Conditions Precedent. This Amendment shall become effective on, with respect to Section 1, March 30, 2007 and, with respect to Section 2, March 1, 2007 (the “Amendment Effective Dates”), subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Sellers; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Each of the Sellers hereby represents and warrants to the Buyer that they are in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The amendments set forth in Section 1 and Section 2 of this Amendment shall expire upon the expiration of the applicable Amendment Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement and be applied on a prospective basis thereafter. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Program Agreement, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Program Agreement (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer: CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

By: /s/ A. Adam Loskove
Name: A. Adam Loskove
Title: Vice President

Seller: FIELDSTONE MORTGAGE COMPANY, as Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer

Seller: FIELDSTONE INVESTMENT CORPORATION, as Seller

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer